Exhibit 99.1

CORRECTED RELEASE:

This press release reflects revisions made to correct a classification error in the unaudited statement of operations for the three months ended December 31, 2019 between servicing revenue and other revenues. The corrected release follows:

Encore Capital Group Announces Fourth Quarter and Full-Year 2019 Financial Results

•Encore delivers new records for collections, revenues, ERC and earnings for the year
•Record GAAP EPS from continuing operations of $5.33 in 2019, up 31%
•Record Economic EPS from continuing operations of $5.95 in 2019, up 19%
•2019 global deployments of $1.00 billion, including a record $682 million in the U.S.
SAN DIEGO, February 26, 2020 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the fourth quarter and full year ended December 31, 2019.

“2019 was a terrific year for Encore in which we delivered record results in nearly every important aspect of our business,” said Ashish Masih, Encore’s President and Chief Executive Officer. “We set new highs for global collections, revenues, ERC and earnings. We also made significant progress on a number of our strategic priorities, which include concentrating on the valuable U.S. and U.K. markets, where we have our highest risk-adjusted returns, innovating to continually enhance our competitive advantages, and strengthening our balance sheet while delivering strong results.”

“In the U.S., we improved our operating leverage by growing collections to a record level while reducing our collection costs through our operational innovation and increased productivity. At the same time, we capitalized on the favorable purchasing environment in the U.S. through record deployments at the highest purchase multiples we have seen since 2013.”

“In Europe, our returns for portfolios purchased in 2019 were up between 150 and 200 basis points compared to 2018. We continue to reduce our debt leverage as planned, while maintaining our ERC. We also set a new record for collections in Europe.”

“In the fourth quarter we continued our year of strong performance, delivering solid GAAP earnings. In addition, adjusted earnings were up 8% compared to the same quarter a year ago.”

“We feel very optimistic as we begin 2020. We expect to generate new records for collections, revenues, ERC, and earnings in 2020 while further reducing our debt leverage,” said Masih.

Financial Highlights for the Full Year of 2019:

•Estimated remaining collections (ERC) increased $569 million compared to the prior year, to $7.73 billion.
•Portfolio purchases for the full year were $1.00 billion, including $682 million in the U.S. and $307 million in Europe.
•Gross collections were a record $2.03 billion, compared to $1.97 billion in 2018.
•Total revenues, adjusted by net allowances and allowance reversals, were a record $1.40 billion, compared to $1.36 billion in 2018.
•Total operating expenses were $951 million, compared to $957 million in 2018.
•Total interest expense was $227 million, compared to $240 million in 2018.

Encore Capital Group, Inc.

•GAAP net income attributable to Encore increased 45% to a record $168 million, or $5.33 per fully diluted share, compared to $116 million, or $4.06 per fully diluted share, in 2018.
•Adjusted net income attributable to Encore increased 32% to a record $187 million, or $5.95 per fully diluted share (also referred to as Economic EPS), compared to $142 million, or $4.98 per share in 2018.

Financial Highlights for the Fourth Quarter of 2019:

•Portfolio purchases were $235 million, including $155 million in the U.S. and $80 million in Europe.
•Gross collections were $499 million, compared to $484 million in the fourth quarter of 2018.
•Total revenues, adjusted by net allowances and allowance reversals, were $348 million, compared to $349 million in the fourth quarter of 2018.
•Total operating expenses were $235 million, compared to $233 million in the fourth quarter of 2018.
•Total interest expense decreased to $53.5 million, compared to $57.0 million in the fourth quarter of 2018.
•GAAP net income attributable to Encore was $43.1 million, or $1.36 per fully diluted share, compared to $47.0 million, or $1.50 per fully diluted share, in the fourth quarter of 2018. A year ago we recorded a favorable settlement related to Cabot’s acquisition of dlc that lifted our GAAP results, but not our adjusted results.
•Adjusted net income attributable to Encore increased 8% to $49.2 million, or $1.56 per fully diluted share. This compares to $45.5 million, or $1.45 per fully diluted share in the fourth quarter of 2018.
•As of December 31, 2019, after taking into account borrowing base and applicable debt covenants, available capacity under Encore’s U.S. revolving credit facility was $272 million, and availability under Cabot’s revolving credit facility was £160 million (approximately $211 million). These figures do not include cash on the balance sheet.

Conference Call and Webcast
The Company will host a conference call and slide presentation today, February 26, 2020, at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss fourth quarter and full year results.
Members of the public are invited to access the live webcast via the Internet by logging on at the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.
For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference ID number 8553077. A replay of the webcast will also be available shortly after the call on the Company's website.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income from continuing operations attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully

Encore Capital Group, Inc.

diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income from continuing operations attributable to Encore per share/economic EPS, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.

Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com. More information about the Company's Cabot Credit Management subsidiary can be found at
http://www.cabotcm.com. Information found on the company’s or Cabot’s website is not incorporated by reference.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Encore Capital Group, Inc.

Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.
FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$192,335	$157,418
Investment in receivable portfolios, net	3,283,984	3,137,893
Deferred court costs, net	100,172	95,918
Property and equipment, net	120,051	115,518
Other assets	329,223	257,002
Goodwill	884,185	868,126
Total assets	$4,909,950	$4,631,875
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$223,911	$287,945
Borrowings	3,513,197	3,490,633
Other liabilities	147,436	33,609
Total liabilities	3,884,544	3,812,187
Commitments and contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 and 50,000 shares authorized, 31,097 shares and 30,884 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	311	309
Additional paid-in capital	222,590	208,498
Accumulated earnings	888,058	720,189
Accumulated other comprehensive loss	(88,766)	(110,987)
Total Encore Capital Group, Inc. stockholders’ equity	1,022,193	818,009
Noncontrolling interest	3,213	1,679
Total equity	1,025,406	819,688
Total liabilities and equity	$4,909,950	$4,631,875

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$34	$448
Investment in receivable portfolios, net	539,596	501,489
Other assets	4,759	9,563
Liabilities
Accounts payable and accrued liabilities	$—	$4,556
Borrowings	464,092	445,837
Other liabilities	—	46

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues
Revenue from receivable portfolios	$329,418	$298,104	$1,269,288	$1,167,132
Servicing revenue	29,128	36,455	126,527	148,044
Other revenues	9,301	4,161	9,974	5,381
Total revenues	367,847	338,720	1,405,789	1,320,557
(Allowances) allowance reversals on receivable portfolios, net	(20,053)	10,001	(8,108)	41,473
Total revenues, adjusted by net allowances	347,794	348,721	1,397,681	1,362,030
Operating expenses
Salaries and employee benefits	91,666	93,211	376,365	369,064
Cost of legal collections	53,224	49,621	202,670	205,204
General and administrative expenses	23,520	35,189	148,256	158,352
Other operating expenses	16,960	31,456	108,433	134,934
Collection agency commissions	37,921	13,361	63,865	47,948
Depreciation and amortization	11,293	9,996	41,029	41,228
Goodwill impairment	—	—	10,718	—
Total operating expenses	234,584	232,834	951,336	956,730
Income from operations	113,210	115,887	446,345	405,300
Other (expense) income
Interest expense	(53,515)	(56,956)	(226,760)	(240,048)
Other expense	(2,577)	(3,803)	(18,343)	(8,764)
Total other expense	(56,092)	(60,759)	(245,103)	(248,812)
Income from continuing operations before income taxes	57,118	55,128	201,242	156,488
Provision for income taxes	(13,886)	(9,095)	(32,333)	(46,752)
Income from continuing operations	43,232	46,033	168,909	109,736
Net income	43,232	46,033	168,909	109,736
Net (income) loss attributable to noncontrolling interest	(147)	1,003	(1,040)	6,150
Net income attributable to Encore Capital Group, Inc. stockholders	$43,085	$47,036	$167,869	$115,886
Amounts attributable to Encore Capital Group, Inc.:
Income from continuing operations	$43,085	$47,036	$167,869	$115,886
Net income	$43,085	$47,036	$167,869	$115,886
Earnings per share attributable to Encore Capital Group, Inc.:
Basic earnings per share	$1.38	$1.51	$5.38	$4.09
Diluted earnings per share	$1.36	$1.50	$5.33	$4.06
Weighted average shares outstanding:
Basic	31,233	31,107	31,210	28,313
Diluted	31,612	31,270	31,474	28,572

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(In Thousands)

	Year Ended December 31,
	2019	2018	2017
Operating activities:
Net income	$168,909	$109,736	$78,978
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of income taxes	—	—	199
Depreciation and amortization	41,029	41,228	39,977
Goodwill impairment	10,718	—	—
Interest expense related to financing	3,523	11,710	—
Other non-cash interest expense, net	30,299	38,549	47,437
Stock-based compensation expense	12,557	12,980	10,399
Loss (gain) on derivative instruments, net	5,009	10,789	(3,915)
Deferred income taxes	22,339	16,814	28,970
Provision for (reversal of) allowances on receivable portfolios, net	8,108	(41,473)	(41,236)
Other, net	4,785	(17,805)	(7,846)
Changes in operating assets and liabilities
Deferred court costs and other assets	25,379	(35,626)	(4,101)
Prepaid income tax and income taxes payable	(25,678)	24,284	(26,699)
Accounts payable, accrued liabilities and other liabilities	(62,244)	15,605	1,655
Net cash provided by operating activities	244,733	186,791	123,818
Investing activities:
Cash paid for acquisitions, net of cash acquired	—	—	(96,390)
Purchases of receivable portfolios, net of put-backs	(1,035,130)	(1,131,095)	(1,045,829)
Collections applied to investment in receivable portfolios, net	757,640	809,688	709,420
Purchases of property and equipment	(39,602)	(67,475)	(28,126)
Proceeds from sale of portfolios	107,937	—	—
Other, net	6,822	(8,634)	8,794
Net cash used in investing activities	(202,333)	(397,516)	(452,131)
Financing activities:
Payment of loan and debt refinancing costs	(11,586)	(23,286)	(28,972)
Proceeds from credit facilities	603,634	942,186	1,434,480
Repayment of credit facilities	(586,429)	(571,144)	(1,168,069)
Proceeds from senior secured notes	454,573	—	325,000
Repayment of senior secured notes	(470,768)	(91,578)	(204,241)
Proceeds from issuance of convertible and exchangeable senior notes	100,000	172,500	150,000
Repayment of convertible senior notes	(84,600)	—	(125,407)
Proceeds from other debt	18,334	27,694	33,197
Repayment of other debt	(25,531)	(42,456)	(8,910)
Payment for the purchase of PECs and noncontrolling interest	—	(234,101)	(29,731)
Other, net	(17,397)	(13,438)	870
Net cash (used in) provided by financing activities	(19,770)	166,377	378,217
Net increase (decrease) in cash and cash equivalents	22,630	(44,348)	49,904
Effect of exchange rate changes on cash and cash equivalents	12,287	(10,373)	12,470
Cash and cash equivalents, beginning of period	157,418	212,139	149,765
Cash and cash equivalents of continuing operations, end of period	$192,335	$157,418	$212,139

Supplemental disclosures of cash flow information:
Cash paid for interest	$178,948	$198,797	$162,545
Cash paid for income taxes, net of refunds	43,973	5,734	42,378
Supplemental schedule of non-cash investing and financing activities:
Stock consideration for the Cabot Transaction	$—	$180,559	$—
Conversion of convertible senior notes	—	—	28,277
Property and equipment acquired through finance leases	5,299	3,283	3,577

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net Income Attributable to Encore and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended December 31,
	2019		2018
	$	Per Diluted Share— Accounting and Economic	$	Per Diluted Share— Accounting and Economic
GAAP net income from continuing operations attributable to Encore, as reported	$43,085	$1.36	$47,036	$1.50
Adjustments:
Convertible and exchangeable notes non-cash interest and issuance cost amortization	3,930	0.13	4,072	0.13
Acquisition, integration and restructuring related expenses(1)	704	0.02	(5,179)	(0.17)
Amortization of certain acquired intangible assets(2)	1,659	0.05	1,886	0.06
Net gain on fair value adjustments to contingent considerations(3)	—	—	(1,012)	(0.03)
Income tax effect of the adjustments(4)	(1,390)	(0.04)	(1,316)	(0.04)
Change in tax accounting method(5)	1,245	0.04	—	—
Adjusted income from continuing operations attributable to Encore	$49,233	$1.56	$45,487	$1.45
________________________
(1)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)As we acquire debt solution service providers around the world, we also acquire intangible assets, such as trade names and customer relationships. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.
(3)Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
(4)Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred. Additionally, we adjust for certain discrete tax items that are not indicative of our ongoing operations.
(5)Amount represents the benefit from the tax accounting method change related to revenue reporting. We adjust for certain discrete tax items that are not indicative of our ongoing operations.

Encore Capital Group, Inc.

	Year Ended December 31,
	2019		2018
	$	Per Diluted Share— Accounting and Economic	$	Per Diluted Share— Accounting and Economic
GAAP net income from continuing operations attributable to Encore, as reported	$167,869	$5.33	$115,886	$4.06
Adjustments:
Convertible and exchangeable notes non-cash interest and issuance cost amortization	15,501	0.50	13,896	0.50
Acquisition, integration and restructuring related expenses(1)	7,049	0.22	11,506	0.40
Amortization of certain acquired intangible assets(2)	7,017	0.22	8,337	0.29
Net gain on fair value adjustments to contingent considerations(3)	(2,300)	(0.07)	(5,664)	(0.20)
Expenses related to withdrawn Cabot IPO(4)	—	—	2,984	0.10
Loss on derivatives in connection with the Cabot Transaction(5)	—	—	9,315	0.33
Goodwill impairment(6)	10,718	0.34	—	—
Loss on Baycorp Transaction(6)	12,489	0.40	—	—
Income tax effect of the adjustments(7)	(23,230)	(0.74)	(9,079)	(0.32)
Change in tax accounting method(8)	(7,825)	(0.25)	—	—
Adjustments attributable to noncontrolling interest(9)	—	—	(5,022)	(0.18)
Adjusted income from continuing operations attributable to Encore	$187,288	$5.95	$142,159	$4.98
________________________
(1)Amount represents acquisition, integration and restructuring related expenses, which for the year ended December 31, 2019 includes approximately $1.3 million of transaction costs incurred associated with the Baycorp Transaction. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)As we acquire debt solution service providers around the world, we also acquire intangible assets, such as trade names and customer relationships. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.
(3)Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
(4)Amount represents expenses related to the proposed and later withdrawn initial public offering by CCM. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(5)Amount represents the loss recognized on the forward contract we entered into in anticipation of the completion of the Cabot Transaction. We adjust for this amount because we believe the loss is not indicative of ongoing operations; therefore, adjusting for this loss enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(6)The Baycorp Transaction resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the year ended December 31, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(7)Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred. Additionally, we adjust for certain discrete tax items that are not indicative of our ongoing operations. We recognized approximately $17.5 million, or $0.55 per diluted share, in tax benefit as a result of the Baycorp Transaction, which is included in this income tax adjustment during the year ended December 31, 2019.
(8)Amount represents the benefit from the tax accounting method change related to revenue reporting. We adjust for certain discrete tax items that are not indicative of our ongoing operations.
(9)Certain of the above pre-tax adjustments include expenses recognized by our partially-owned subsidiaries. This adjustment represents the portion of the non-GAAP adjustments that are attributable to noncontrolling interest.

Encore Capital Group, Inc.

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP total operating expenses, as reported	$234,584	$232,834	$951,336	$956,730
Adjustments:
Operating expenses related to non-portfolio purchasing and recovery business(1)	(42,373)	(45,069)	(173,190)	(193,715)
Stock-based compensation expense	(3,145)	(2,528)	(12,557)	(12,980)
Acquisition, integration and restructuring related operating expenses(2)	(704)	5,179	(7,049)	(7,523)
Expenses related to withdrawn Cabot IPO(3)	—	—	—	(2,984)
Goodwill impairment	—	—	(10,718)	—
Net gain on fair value adjustments to contingent considerations(4)	—	1,012	2,300	5,664
Adjusted operating expenses related to portfolio purchasing and recovery business	$188,362	$191,428	$750,122	$745,192
________________________
(1)Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.
(2)Amount represents acquisition, integration and restructuring related operating expenses (including approximately $1.3 million of transaction costs incurred associated with the Baycorp Transaction during the year ended December 31, 2019 and excluding amounts already included in stock-based compensation expense). We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(3)Amount represents expenses related to the proposed and later withdrawn initial public offering by CCM. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(4)Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.